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                                                                    Exhibit 21.1

                                  SUBSIDIARIES

      The following table lists all our subsidiaries and sets forth certain information with respect to such subsidiaries:

      Name                          State or Other Jurisdiction of
      ----                          Incorporation or Organization
                                    -----------------------------

      ASI Acquisition, Inc.         California

      TTS Acquisition, Inc.         California

      VCC Acqusition, Inc.          California